UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 3, 2023
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001687031
Morgan Stanley Bank of America Merrill Lynch Trust 2016-C31
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001005007
Banc of America Merrill Lynch Commercial Mortgage Inc.
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0001541557
Morgan Stanley Mortgage Capital Holdings LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001102113
Bank of America, National Association
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001685185
UBS AG
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001089877
KeyBank National Association
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001682532
Starwood Mortgage Funding III LLC
(Exact name of sponsor as specified in its charter)

New York	333-206847-03	38-4014737 38-4014738
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Computershare Trust Company, N.A., as agent for
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045

(Address of principal executive offices of the issuing entity)

(980) 386-8509
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02 Change of Servicer or Trustee.

 The Shops at Crystals Mortgage Loan, which constituted approximately 1.6% of the asset pool of the issuing entity as of its cut-off date, is an asset of the issuing entity and is part of a loan combination that is being serviced and administered under the trust and servicing agreement, dated as of July 20, 2016 relating to the Shops at Crystals Trust 2016-CSTL filed as Exhibit 4.7 to the registrant’s Current Report on Form 8-K filed on November 14, 2016 (the “Shops at Crystals 2016-CSTL TSA”).  Pursuant to Section 7.1(d) of the Shops at Crystals 2016-CSTL TSA, Situs Holdings, LLC, a Delaware limited liability company, was removed as special servicer of The Shops at Crystals Mortgage Loan and KeyBank National Association (“KeyBank”), a national banking association, was appointed as the successor special servicer of The Shops at Crystals Mortgage Loan under the Shops at Crystals 2016-CSTL TSA.

This Current Report on Form 8-K is being filed to record that, effective as of April 3, 2023, The Shops at Crystals Mortgage Loan will be specially serviced, if necessary, pursuant to the Shops at Crystals 2016-CSTL TSA, by KeyBank.

Capitalized terms used, but not defined, in this Current Report on Form 8‑K have the meanings set forth in the Shops at Crystals 2016-CSTL TSA or in the pooling and servicing agreement, dated as of November 1, 2016 relating to the Morgan Stanley Bank of America Merrill Lynch Trust 2016-C31 filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K/A filed on December 6, 2016 (the “MSBAM 2016-C31 PSA”), as applicable.

KeyBank National Association

KeyBank, a national banking association, will act as the special servicer for The Shops at Crystals Whole Loan. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the Depositor, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Custodian, or the Certificate Administrator.  KeyBank is also a Mortgage Loan Seller and Sub-Servicer, and an affiliate of KeyBanc Capital Markets Inc., an Initial Purchaser.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of December 31, 2022, KeyBank was named as special servicer with respect to commercial mortgage loans in 359 commercial mortgaged-backed securities transactions totaling approximately $196.3 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 116 commercial mortgage loans with an aggregate outstanding principal balance of approximately $2.369 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

			As of	As of
CMBS (US)	As of 12/31/2019	As of 12/31/2020	12/31/2021	12/31/2022
By Approximate Number of transactions..............................................................	281	363	357	359
By Approximate Aggregate Principal
Balance (in billions) ............................	$111.4	$148.3	$178.9	$196.3

KeyBank has resolved over $12.0 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions).

2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
$2.69	$0.63	$1.40	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00	$1.15

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the master servicer or special servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits.......................................................................	N/A	A	A1
Short-Term Deposits.......................................................................	N/A	F1	P-1
Long-Term Debt Obligations..........................................................	A-	A-	A3
Short-Term Debt Obligations..........................................................	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the Shops at Crystals 2016-CSTL TSA and, accordingly, will not have any material adverse impact on the performance of The Shops at Crystals Whole Loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the Shops at Crystals 2016-CSTL TSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the special servicer, generally responsible for the special servicing functions with respect to The Shops at Crystal Whole Loan and REO Property.  Additionally, KeyBank may from time to time perform some of its servicing obligations under the Shops at Crystals 2016-CSTL TSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the Shops at Crystals 2016-CSTL TSA as if KeyBank had not retained any such vendors.

KeyBank, with respect to REO property, will establish and maintain one or more REO accounts, for the retention of revenues and insurance proceeds for each REO Property.  KeyBank will use the funds in the REO Account to pay for the proper operation, management, maintenance, and disposition of any REO Property, but only to the extent that amounts on deposit in the REO account relate to such REO Property.  On the later of the 11th calendar day of the month (or first business day thereafter) or two (2) business days after such amounts are received and properly identified and determined to be available, KeyBank will deposit all amounts received in respect of each REO Property during the Collection Period ending on such Determinate Date, net of only amounts withdrawn to make any permitted disbursement and to hold permitted reserves, into the Collection Account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying The Shops at Crystals Whole Loan. KeyBank may from time to time have custody of certain such documents as necessary for enforcement actions involving The Shops at Crystals Whole Loan or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Accepted Servicing Practices.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying mortgage loans pursuant to the Shops at Crystals 2016-CSTL TSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Depositor)

/s/ Leland F. Bunch III
Leland F. Bunch III, President and Chief Executive Officer

Date:  April 3, 2023